Exhibit 10.13

SIXTH AMENDMENT (2019-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2016

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2016 (the "Plan"), the Plan is hereby amended as follows, effective December 31, 2018, to add an additional accrued benefit for 2018 for certain identified participants, as follows:

1.A new subsection (k) shall be added to Section 4.1 to read as follows:

(k)  The Participants identified in Appendix I shall accrue the following benefit as of December 31, 2018, which shall be an “Additional Benefit”.  On or after January 1, 2019, the accrued benefit of such Participants shall be the sum of (i) the accrued benefit calculated as of such date pursuant to the Plan without regard to the Additional Benefit, plus (ii) the Additional Benefit.

2. Exhibit A: Salaried Employees’ Pension Plan of the Amphenol Corporation, is amended by adding the following Note to the end of the cover pages thereof:

(4)Additional Benefit for Certain Participants.  Certain Participants shall be entitled to an Additional Benefit - see Section 4.1(k) of, and Appendix I to, the Plan.

3. Exhibit C: LPL Technologies Inc. Retirement Plan is amended by adding the following Note to the end of the cover pages thereof:

(4)Additional Benefit for Certain Participants.  Certain Participants shall be entitled to an Additional Benefit - see Section 4.1(k) of, and Appendix I to, the Plan.

4. The first page of Exhibit G: Pension Plan for Salaried Employees of the Sidney Division, Amphenol Corporation, is amended by adding the following Note to the end thereof:

(4)Additional Benefit for Certain Participants.  Certain Participants shall be entitled to an Additional Benefit - see Section 4.1(k) of, and Appendix I to, the Plan.

AMPHENOL CORPORATION
Dated:	October 4, 2019	By:	/s/ David Silverman
		Its:	Vice President, Human Resources